Exhibit 99.1
News

For Release  Immediate


Contacts (News Media) Mark Lubbers, EVP, Corporate Affairs 317.817.4418 (Investors) Tammy Hill, SVP, Investor Relations 317.817.2893


       Conseco, Inc. Obtains Temporary Bank Waivers; Continues Discussions with Debt Holders On Parent Company Restructuring

     Indianapolis, Ind.: Sept. 9, 2002 -- Conseco, Inc. (OTCBB:CNCE) announced today that it has obtained a temporary waiver from its senior lenders of certain cross-default provisions under the Company's credit agreement, and has received an extension of the temporary waiver previously granted by its senior lenders with respect to the Company's non-compliance with its debt to capitalization ratio covenant as of June 30, 2002, as well as a limited waiver of potential non-compliance as of September 30, 2002. The Company also said that it has obtained temporary waivers of certain cross-default provisions and covenant defaults from the lenders under the D&O loans with respect to the Company's guarantees of these loans. All of these waivers are scheduled to expire on October 17, 2002, are subject to various conditions and may be revoked at any time by a majority in interest of the lenders (on a facility by facility basis).

     In addition, the Company announced that its finance subsidiary has obtained a temporary waiver of a cross default provision from the one lender whose financing agreement contains a cross default to events of default under the Company's bond debt. The Company's finance and insurance subsidiaries are not borrowers under the Company's senior credit agreement or indentures, and the Company's insurance subsidiaries are not party to any indebtedness that would be subject to any cross-default provisions with respect to defaults under the Company's debt.

     On August 9, Conseco, Inc. announced that it would exercise the 30-day grace periods on its upcoming bond interest payments, the first of which was due that day, and would commence restructuring discussions with its debt holders. The first of the grace periods expired on September 8, and the Company's failure to make the interest payments on or prior to that date put Conseco, Inc. in default with its bondholders and the holders of its trust preferred securities. Although the Company and its finance subsidiary have obtained waivers of certain cross-default provisions triggered by the failure to make those payments, the Company is not seeking any waivers of the interest payment default from the holders of its bonds or trust preferred securities.

                                    - more -

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                                                                    Conseco (2)
                                                                  Sept. 9, 2002

     On August 20, Conseco announced the formation of an ad hoc bondholders committee to negotiate with the Company with respect to a restructuring of the capital structure of the holding companies. The Company said today that it is continuing discussions with its debt holders, and reaffirmed that its goal continues to be to achieve a consensual restructuring.

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     Note on forward-looking statements: All statements, trend analyses and other information contained in this report and elsewhere (such as in filings by Conseco with the Securities and Exchange Commission, press releases, presentations by Conseco or its management or oral statements) relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempts," "seeks," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by the forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) Conseco's ability to sell its products, its ability to make loans and access capital resources and the costs associated therewith, the market value of Conseco's investments, the lapse rate and profitability of policies, and the level of defaults and prepayments of loans made by Conseco; (ii) Conseco's ability to achieve anticipated synergies and levels of operational efficiencies, including from our process excellence initiatives; (iii) customer response to new products, distribution channels and marketing initiatives; (iv) mortality, morbidity, usage of health care services and other factors which may affect the profitability of Conseco's insurance products; (v) performance of our investments; (vi) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of Conseco's products; (vii) increasing competition in the sale of insurance and annuities and in the finance business; (viii) regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (ix) the outcome of Conseco's efforts to sell assets and reduce, refinance or modify indebtedness and the availability and cost of capital in connection with this process; (x) actions by rating agencies and the effects of past or future actions by these agencies on Conseco's business; (xi) the ultimate outcome of lawsuits filed against Conseco; and (xii) the risk factors or uncertainties listed from time to time in Conseco's filings with the Securities and Exchange Commission. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.